UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2016
CST Brands, Inc.
(Exact name of registrant specified in its charter)

Delaware	001-35743	46-1365950
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

One Valero Way, Building D, Suite 200
San Antonio, Texas 78249

(Address of principal executive offices, zip code)

(210) 692-5000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective June 8, 2016, Tammy V. Floyd, formerly the Vice President and Controller for CST Brands, Inc., a Delaware corporation (“CST” or the “Company”) (NYSE: CST), was appointed as Vice President of Business Optimization and Internal Audit of the Company. Also on June 8, 2016, the Board of Directors of CST appointed Steven M. Stellato as Vice President and Controller of CST.
Mr. Stellato has served since June 2015, and will continue to serve, as Vice President and Chief Accounting Officer for CrossAmerica Partners GP LLC (“CrossAmerica GP”), a Delaware limited liability company and the general partner of CrossAmerica Partners LP, a publicly traded Delaware limited partnership. CST owns and controls CrossAmerica GP. From 2009 to 2015, Mr. Stellato served as Vice President and Controller of Energy Transfer Partners, LP (“Energy Transfer”). Prior to joining Energy Transfer, Mr. Stellato was a Senior Manager at the public accounting firm of KPMG LLP from 2001 to 2009, focusing on clients in the energy industry. Before joining KPMG LLP, Mr. Stellato held various management positions with a large retail grocery company in South Texas for over 10 years. Mr. Stellato is a Certified Public Accountant and holds a Bachelor degree in Accounting from the University of Texas at San Antonio.
There are no arrangements or understandings with CST, CrossAmerica GP or any other persons, pursuant to which Mr. Stellato was appointed as Vice President and Controller of CST. At this time, CST is not aware of any transactions, since the beginning of CST’s last fiscal year, or any currently proposed transactions, in which CST was or is to be a participant involving amounts exceeding $120,000, and in which Mr. Stellato had or will have a direct or indirect material interest. Consistent with other named executive officers of CST, Mr. Stellato will be eligible to receive equity compensation under the CST Brands, Inc. Amended and Restated 2013 Omnibus Stock and Incentive Plan.
Item 7.01 Regulation FD Disclosure.
On June 8, 2016, the Company issued a press release announcing that the Board of Directors of CST declared a quarterly cash dividend of $0.0625 per share of common stock, payable on July 15, 2016 to shareholders of record at the close of business on June 30, 2016. A copy of the press release is furnished herewith as Exhibit 99.1.
Safe Harbor Statement
Statements contained in the exhibit to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission (the “SEC”).
The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release dated June 8, 2016, regarding the declaration of a dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

Dated: June 9, 2016	By:	/s/ Gérard J. Sonnier
		Name:	Gérard J. Sonnier
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated June 8, 2016, regarding the declaration of a dividend